EXHIBIT 10.3

LTC PROPERTIES, INC.

$85,800,000 5.03% SENIOR NOTES DUE JULY 19, 2024

NOTE PURCHASE AGREEMENT

As of July 19, 2012

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Schedule A	--	Information Relating to Purchasers

Schedule B	--	Defined Terms

Schedule 5.3	--	Disclosure Materials

Schedule 5.4	--	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	--	Financial Statements

Schedule 5.10(c)	--	Significant Leases

Schedule 5.15	--	Existing Indebtedness for Borrowed Money

Schedule 5.24	--	UAP Properties

Schedule 10.2	--	Existing Investments

Exhibit 1	--	Form of 5.03% Senior Note due July 19, 2024

Exhibit 4.4(a)	--	Form of Opinion of Special Counsel for the Credit Parties

Exhibit 4.4(b)	--	Form of Opinion of Special Maryland Counsel for the Credit Parties

Exhibit 4.4(c)	--	Form of Opinion of Special Texas Counsel for the Credit Parties

Exhibit 4.4(d)	--	Form of Opinion of Special Nevada Counsel for the Credit Parties

Exhibit 4.4(e)	--	Form of Opinion of Special North Carolina Counsel for the Credit Parties

Exhibit 4.4(f)	--	Form of Opinion of Special Counsel for the Purchasers

Exhibit 20.8	--	Form of Joinder to Multiparty Guaranty

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LTC PROPERTIES, INC.

2829 Townsgate Road, Suite 350

Westlake Village, California 91361

$85,800,000 5.03% Senior Notes due July 19, 2024

As of July 19, 2012

To Each of The Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Each of the undersigned, LTC Properties, Inc., a Maryland corporation (the “Company”), and certain direct and indirect Subsidiaries of the Company from time to time party to this Agreement, as Guarantors, agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.                                    AUTHORIZATION OF NOTES.

The Company will authorize the issuance and sale of $85,800,000 aggregate principal amount of its 5.03% Senior Notes due July 19, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.                                    SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.                                    CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, Three Embarcadero Center, San Francisco, California 94111, at 10:00 a.m., California time, at a closing (the “Closing”) on July 19, 2012.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company c/o Harris N.A., at ABA 071000288, Account Number 317-4554, OBI - LTC Properties, Inc.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.                                    CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.      Representations and Warranties.

The representations and warranties of the Credit Parties in this Agreement shall be correct when made and at the time of the Closing.

4.2.      Performance; No Default.

Each of the Credit Parties shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.9 or 10.10 had such Sections applied since such date.

4.3.      Compliance Certificates.

(a)        Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)        Secretary’s Certificate.  Each Credit Party shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate or similar proceedings relating to the authorization, execution and delivery of the Transaction Documents to which such Credit Party is a party (including, in the case of such resolutions of the Company, the issuance, execution and delivery of the Notes by the Company).

4.4.      Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Weil Gotshal & Manges, LLP, counsel for the Credit Parties, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers), (b) from Ballard Spahr LLP, special Maryland counsel for the Credit Parties, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers); (c) from Fulbright & Jaworski L.L.P., special Texas counsel for the Credit Parties, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers), (d) Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel for the Credit Parties, covering the matters set forth in Exhibit 4.4(d) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers), (e) Parker Poe Adams & Bernstein LLP, special North Carolina counsel for the Credit Parties, covering the matters set forth in Exhibit 4.4(e) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Purchasers) and (f) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(f) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.      Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.      Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.      Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.      Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.9.      Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.    Certain Other Financing Documents.

Such Purchaser shall have received fully executed copies of:  (a) the Credit Agreement and all existing amendments or other modifications thereof and (b) the Prudential Note Agreement and all existing amendments or other modifications thereof.

4.12.    Proceedings and Documents.

All corporate, organizational and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1.      Organization; Power and Authority.

Each Credit Party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Credit Party has the requisite power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions of such Transaction Documents which it is required to perform.  The Company is organized in conformity with the requirements for qualification as a REIT under the Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code.

5.2.      Authorization, Etc.

This Agreement, the Notes and the other Transaction Documents to which any Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party, and each of this Agreement and such other Transaction Documents (other than the Notes) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Credit Party that is party to such Transaction Document enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.      Disclosure.

The Company, through its agents, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June 2012 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or the other Credit Parties in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to June 27, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  As to any projections furnished to the Purchasers, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable at the time of the preparation and delivery thereof.  Except as disclosed in the Disclosure Documents, since December 31, 2011, there has been no change in the financial condition, operations, business, Properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.      Organization and Ownership of Equity in Subsidiaries; Affiliates.

(a)        Schedule 5.4 contains complete and correct lists as of the date hereof (i) of the Company’s Subsidiaries, showing, as to each such Person, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number  of shares or units of each class issued and outstanding, (ii) of each of the Company’s Affiliates, other than such Person’s Subsidiaries and other than the other Credit Parties, and (iii) of the Company’s directors and senior officers.

(b)        All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)        Each Subsidiary (other than the Credit Parties) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)        No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.      Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.      Compliance with Laws; Other Instruments, Etc.

(a)        The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of any Credit Party or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter (or similar constitutive documents) or bylaws (or similar documents), or any other agreement or instrument to which any Credit Party or any of its Subsidiaries is bound or by which any Credit Party or any of its Subsidiaries or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Credit Party or any of its Subsidiaries, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Credit Party or any of its Subsidiaries.

(b)        Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default, if uncured, could reasonably be expected to have a Material Adverse Effect.

5.7.      Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party of this Agreement, the Notes or the other Transaction Documents to which such Person is a party.

5.8.      Litigation; Observance of Agreements, Statutes and Orders.

(a)        There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)        Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act, or any of the other laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.      Taxes.

All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon the Company or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or where the failure to so file or pay would not cause a Material Adverse Effect.  The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts.  Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

5.10.    Title to Property; Leases.

(a)        The Company and its Subsidiaries have good and sufficient title to their respective Properties (other than Properties which are leased) that individually or in the aggregate are Material, including all such Properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.

(b)        [Intentionally Omitted].

(c)        Schedule 5.10(c) identifies, as of the date hereof, each Significant Lease, the Property which is demised pursuant to each Significant Lease and the name of each landlord and lessee under each Significant Lease.  Except as set forth on Schedule 5.10(c), as of the date hereof:  (x) none of the tenants under Significant Leases on Properties owned by the Company, Material Subsidiaries or any other Subsidiary of the Company was (as of such date or at any other time during the Fiscal Quarter beginning immediately prior to such date) in default for a period in excess of 60 days on the monthly minimum rent payments due under such Significant Leases, and (y) no other tenants on other Leases that in the aggregate generate more than $6,000,000 in annual minimum rents payable to the Company or its Subsidiaries were (as of such date or at any other time during the Fiscal Quarter beginning immediately prior to such date) in default for a period in excess of 60 days on the monthly minimum rent payments due under such Leases.

5.11.    Licenses, Permits, Etc.

(a)        The Company and its Subsidiaries own or possess all of their respective licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)        To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)        To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.    Compliance with ERISA.

(a)        The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)        The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)        The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)        The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Accounting Standards Codification 715-60 (formerly known as Financial Accounting Standards Board Statement No. 106), without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)        The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.    Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 65 other Institutional Investors (as defined in clause (c) to the definition of such term), each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.    Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Section 1.4 of the Memorandum.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.    Existing Indebtedness; Future Liens.

(a)        Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for Borrowed Money of the Company and its Subsidiaries as of June 30, 2012 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranties thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness for Borrowed Money of the Company or any of its Subsidiaries except as otherwise set forth in Section 1.4 of the Memorandum.  Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness for Borrowed Money of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness for Borrowed Money of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness for Borrowed Money to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.1.

(c)        Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness for Borrowed Money of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness for Borrowed Money of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.

5.16.    Foreign Assets Control Regulations, Etc.

(a)        Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated National and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b)        No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)        To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)        No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

5.17.    Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.    Environmental Matters.

(a)        Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)        Neither the Company nor any Subsidiary has knowledge of any claim or has knowledge that any of its tenants has received any notice of any claim, and neither the Company nor any Subsidiary has knowledge that any proceeding has been instituted raising any claim against any tenant of the Company or its Subsidiaries with respect to their use of any of their respective real properties or other assets now or formerly owned, leased or operated by any of the Company or its Subsidiaries, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)        Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(d)        Neither the Company nor any Subsidiary has, and to the knowledge of the Company and its Subsidiaries none of its tenants has, stored any material quantities of Hazardous Materials on real properties now or formerly owned, leased or operated by any of the Company or its Subsidiaries; and neither the Company nor any Subsidiary has, and to the knowledge of the Company and its Subsidiaries none of its tenants or any other Person has, disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(e)        To the knowledge of the Company and its Subsidiaries, the tenants of the Company and its Subsidiaries have obtained all governmental approvals required for the operation of the Properties under applicable Environmental Laws, except such as could not reasonably be expected to result in a Material Adverse Effect.

(f)         To the knowledge of the Company, all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    Stock of the Company.

As of the date hereof, the entire outstanding capital stock of the Company consists of:  (i) Series C Cumulative Convertible Preferred Stock, 2,000,000 shares outstanding; and (ii) Common Stock, 30,419,774 shares outstanding.

5.20.    Condition of Property; Casualties; Condemnation.

To the knowledge of the Company or its Material Subsidiaries, and except such as has not had, and could not reasonably be expected to have, a Material Adverse Effect, each Property owned by them (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, and (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted.  To the knowledge of the Company or of any of its Subsidiaries, and except such as has not had, and could not reasonably be expected to have, a Material Adverse Effect, none of the Properties owned by them is currently affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.  No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor, to the knowledge of the Company, threatened against any Property owned by it or any of its Subsidiaries in any manner whatsoever.  No casualty has occurred to any such Property that could reasonably be expected to have a Material Adverse Effect.

5.21.    Legal Requirements and Zoning.

To the knowledge of the Company and its Subsidiaries, the use and operation of each Property owned by the Company or its Subsidiaries constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any such Property (or any portion thereof).

5.22.    Solvency.

The Company and each of the Guarantors are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

5.23.    Hostile Tender Offers.

None of the proceeds of the sale of any Notes will be used to finance a Hostile Acquisition.

5.24.    UAP Properties.

Schedule 5.24 hereto identifies each UAP Property.

6.                                    REPRESENTATIONS OF THE PURCHASERS.

6.1.      Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser is a financial institution or investor which is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  Each Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks associated with an investment in the Notes.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.      Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)        the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)        the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)        the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in

Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)         the Source is a governmental plan; or

(g)        the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.                                    INFORMATION AS TO THE COMPANY.

7.1.      Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)        Quarterly Statements -- as soon as available, and in any event within 45 days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Company a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Company in accordance with GAAP and certified to by its chief financial officer or another officer of the Company acceptable to the Required Holders (the filing within the time period specified above of the Company’s Form 10-Q for such Fiscal Quarter on the EDGAR system shall satisfy this requirement);

(b)        Annual Statements -- as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Company, duplicate copies of

(i)                          a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)       consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the filing within the time period specified above of the Company’s Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act, provided that such annual report need not be filed until required to be filed pursuant to SEC requirements) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)        Annual Projections -- as soon as available, and in any event within 90 days after the last day of each Fiscal Year of the Company, a copy of the Company’s consolidated projections for the then current fiscal year of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Company and in form satisfactory to the Required Holders (which shall include a summary of all significant assumptions made in preparing such business plan);

(d)        SEC and Other Reports -- promptly upon their becoming available, one copy of each report on Form 8-K (or any similar successor form) and all amendments thereto (which documents may be delivered by email) filed by the Company or any Subsidiary with the SEC, provided that filing with the SEC shall be deemed to satisfy the requirements of this Section 7.1(d);

(e)        Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)         Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)        ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)       with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)       the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)       any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(h)        Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.      Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)        Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.9 and the requirements of any additional financial covenants incorporated herein pursuant to Section 9.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, (i) the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, and (ii) a reconciliation from GAAP, as reflected in the statements then being furnished, to the calculation of the financial covenants in Section 10.9 and any additional financial covenants incorporated herein pursuant to Section 9.10, after giving effect to the exclusion from GAAP of the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any successor or similar provision to the extent it relates to “fair value” accounting for liabilities); and

(b)        Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.      Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)        No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)        Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.                                    PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.      Required Prepayments.

On July 19, 2020 and on each July 19 thereafter to and including July 19, 2023 the Company will prepay $17,160,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or Section 8.3 or any partial purchase of Notes permitted pursuant to Section 8.6, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.      Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 (and increments of $500,000 in excess thereof) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, or such lesser principal amount of the Notes as shall then be outstanding, at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.      Prepayments in Connection with a Change of Control.

(a)        Notice of Change of Control.  The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to each holder of Notes unless written notice of such Change of Control shall have been given pursuant to Section 8.3(b).  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(b) (and shall be accompanied by the certificate described in Section 8.3(e)).

(b)        Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.3(a) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”).  Such date shall be not less than 30 days and not more than 60 days after the date of such offer (or if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day that falls on or next following the 40th day after the date of such offer).

(c)        Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d)        Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be made on the Proposed Prepayment Date at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment, but, in any case, without any Make-Whole Amount.

(e)        Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3 and that failure by a holder to respond to such offer by the deadline established in Section 8.3(c) shall result in such offer to such holder being deemed rejected; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

(f)         Notice Concerning Status of Holders of Notes.  Promptly after the Proposed Prepayment Date and the making of all prepayments contemplated on such Proposed Prepayment Date under this Section 8.3 (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time (in each case calculated after giving effect to the prepayments made on such Proposed Prepayment Date.)

8.4.      Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called or accepted for prepayment (regardless of whether prepayment has in fact occurred).

8.5.      Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and, in the case of prepayments pursuant to Section 8.2, the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.      Purchase of Notes.

The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes, or (ii) pursuant to a written offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  If the Required Holders accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

8.7.      Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service Screen which corresponds most closely to Page PX1 for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal, and (2) the applicable U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.                                    AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

9.1.      Compliance with Law.

(a)        Without limiting Section 10.10, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations that are referenced in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        Without limiting the agreements set forth in Section 9.1(a) above, for each of its owned Properties, respectively, the Company will, and will cause each of its Subsidiaries to, require that each tenant and subtenant, if any, of any of the Properties or any part thereof, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:  (i) comply in all material respects with all applicable Environmental Laws; (ii) not allow the presence or operation at any of the Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (iii) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in de minimis amounts; and (iv) abide by and observe any restrictions on the use of the Properties imposed by any governmental authority as set forth in a deed or other instrument affecting the Company’s or any Subsidiary’s interest therein.

9.2.      Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain and cause their respective tenants to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business, similarly situated, and operating like Properties.  The Company shall, upon the request of the Required Holders, furnish to the holders of Notes certificates of insurance setting forth in summary form the nature and extent of the insurance maintained on the Properties.

9.3.      Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept (including, without limitation, by their respective tenants), their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.      Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on Properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.      Corporate Existence, Etc.

Subject to Section 10.3, the Company will at all times preserve and keep in full force and effect its corporate or similar existence and the corporate or similar existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.      Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.      Maintenance of REIT Status.

The Company will, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT and elect to be treated as a REIT under all applicable laws, rules and regulations.

9.8.      Additional Guarantors.

Concurrent with any Person becoming a guarantor or other obligor under the Credit Agreement, the Prudential Note Agreement or any other Principal Credit Facility, the Company shall cause such Person to execute and deliver a Joinder to Multiparty Guaranty, together with such other instruments, documents, certificates, and opinions reasonably required by the Required Holders in connection therewith.

9.9.      UAP Properties.

Upon not less than ten (10) Business Days prior written notice from the Company to the holders of Notes, the Company may from time to time designate that a Property be added (subject to the other requirements for a Property otherwise qualifying as a UAP Property) or deleted as a UAP Property.  Such notice shall be accompanied by a certificate certifying that immediately before and after giving effect to such additions or deletions the Company is in compliance with Section 10.9 on a pro-forma basis as of the then most recently ended Fiscal Quarter and no Default or Event of Default exists or would result.  Upon receipt by the holders of Notes of the forgoing, Schedule 5.24 hereof shall be deemed to have been updated to reflect the deletion or addition, as applicable.

9.10.    Most Favored Lender.

If at any time after the date hereof the Credit Agreement is amended or otherwise modified, or any agreement related to the Credit Agreement is entered into or is amended or otherwise modified, and as a result of any of the foregoing any Financial Covenant for the Bank Facility is modified (whether in a manner to be more beneficial or less beneficial to the lenders under the Credit Agreement) or eliminated, or any Financial Covenant is added for the Bank Facility (in each such case, a “Modified Bank Financial Covenant”), then (i) the corresponding Financial Covenant in this Agreement shall be deemed automatically modified in such manner or eliminated, as the case may be, or such additional Financial Covenant for the Bank Facility shall be deemed automatically incorporated by reference, in each case mutatis mutandis, as if such modified or additional Financial Covenant were set forth fully herein or such eliminated Financial Covenant were deleted herefrom, as applicable, and (ii) the Company shall promptly, and in any event within five (5) Business Days after entering into any such Modified Bank Financial Covenant, so advise the holders of Notes in writing.  Thereafter, upon the request of the Required Holders, the Company shall enter into an amendment to this Agreement with the Required Holders evidencing the incorporation of such Modified Bank Financial Covenant, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the effectiveness of the deemed modification or elimination, as the case may be, of the applicable Financial Covenant in this Agreement, or the incorporation by reference into this Agreement of the applicable additional Financial Covenant, in each case as described in clause (i) of the immediately preceding sentence.

Notwithstanding anything to the contrary in the immediately preceding paragraph of this Section 9.10:  (a) no such modification of a Financial Covenant hereunder that would be less beneficial to the holders of the Notes, and no such elimination hereunder of a Financial Covenant, shall be effective if a Default or Event of Default has occurred and is continuing immediately prior to the time such Modified Bank Financial Covenant becomes effective; (b) no modification or series of modifications effected pursuant to the provisions of this Section 9.10 shall be effective to (w) increase the maximum permitted ratio of Total Indebtedness to Total Asset Value as set forth in Section 10.9(a) of this Agreement to a level greater than 0.60 to 1.00 (assuming such covenant were calculated on a basis consistent with the manner in which it is calculated on the date hereof pursuant to this Agreement) or eliminate such covenant set forth in Section 10.9(a) from this Agreement, (x) increase the maximum permitted ratio of Secured Debt to Total Asset Value as set forth in Section 10.9(b) of this Agreement to a level greater than 0.40 to 1.00 (assuming such covenant were calculated on a basis consistent with the manner in which it is calculated on the date hereof pursuant to this Agreement) or eliminate such covenant set forth in Section 10.9(b) from this Agreement, (y) (i) increase the maximum permitted ratio of Unsecured Debt of the Company and its Subsidiaries to Unencumbered Asset Pool Value as set forth in Section 10.9(c) of this Agreement to a level greater than 0.6667 to 1.00 (assuming such covenant were calculated on a basis consistent with the manner in which it is calculated on the date hereof pursuant to this Agreement), or (ii) modify the definition of “Capitalization Rate” such that the capitalization rate for ALFs would be lower than 7.00%, the capitalization rate for continuum of care facilities would be lower than 7.50% or any capitalization rate set forth in such definition on the date hereof as 10% would be lower than 8.50%, or (iii) eliminate such covenant set forth in Section 10.9(c) from this Agreement unless (1) such covenant is replaced with a covenant prohibiting the ratio of Total Asset Value (but computed solely for unencumbered assets of the Company and its Subsidiaries) to Unsecured Debt, or a formulation for such replacement covenant which is substantially similar thereto, from being less than 1.50 to 1.00 as of the last day of each Fiscal Quarter of the Company, (2) a customary priority debt covenant satisfactory to the Required Holders is added to Section 10.9 and (3) Section 10.1 is modified in a manner consistent with such newly added priority debt covenant and reasonably satisfactory to the Required Holders, provided that if such covenant set forth in Section 10.9(c) is eliminated as provided in this clause (y)(iii), then the immediately preceding clauses (y)(i) and (y)(ii) will not be applicable or (z) decrease the minimum required ratio of EBITDA for any Rolling Period to Fixed Charges for such Rolling Period as set forth in Section 10.9(d) of this Agreement to a level less than 1.50 to 1.00 (assuming such covenant were calculated on a basis consistent with the manner in which it is calculated on the date hereof pursuant to this Agreement) or eliminate such covenant set forth in Section 10.9(d) from this Agreement; and (c) in the event the Bank Facility is terminated, all Financial Covenants hereunder shall be unaffected and shall remain in effect in the same manner as they existed immediately prior to such termination.

10.                            NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

10.1.    Liens, Etc.

The Company will not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent any Permitted Liens.  Without limitation of the immediately preceding sentence, the Company will not permit any Principal Credit Facility (including the Credit Agreement and the Prudential Note Agreement) to be secured by any consensual Lien unless the Notes are simultaneously secured pursuant to terms and provisions, including an intercreditor agreement, satisfactory to the Required Holders.

10.2.    Investments, Acquisitions, Loans and Advances.

The Company will not, nor will it permit any Subsidiary to, (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvement on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a)        investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(b)        investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;

(c)        investments in certificates of deposit issued by any Lender (as defined in the Credit Agreement) or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(d)        investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e)        investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

(f)         the Company’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

(g)        intercompany advances made from time to time among the Company and its Subsidiaries in the ordinary course of business to finance working capital needs;

(h)        investments in Permitted Acquisitions, other than those described in clauses (j), (k) or (l) below;

(i)         investments held by the Company and its Subsidiaries as of the date hereof and disclosed in Schedule 10.2;

(j)         excluding investments in joint ventures existing as of or prior to the date hereof and disclosed on Schedule 10.2, investments in joint ventures which are Permitted Acquisitions and are in an amount not to exceed in the aggregate at any one time outstanding 15% of the Total Asset Value of the Company and its Subsidiaries at such time;

(k)        excluding Assets Under Development existing as of or prior to the date hereof and disclosed on Schedule 10.2, investments in Assets Under Development which are Permitted Acquisitions and are in an amount not to exceed in the aggregate at any one time outstanding 20% of the Total Asset Value of the Company and its Subsidiaries at such time;

(l)         excluding investments in Redevelopment Assets existing as of or prior to the date hereof and disclosed on Schedule 10.2, investments in Redevelopment Assets which are Permitted Acquisitions and are in an amount not to exceed in the aggregate at any one time outstanding 15% of the Total Asset Value of the Company and its Subsidiaries at such time;

(m)       investments received in connection with a workout of any obligation owed to the Company or its Subsidiaries; and

(n)        investments other than those otherwise permitted under this Section in an amount not to exceed in the aggregate at any one time outstanding 15% of the Total Asset Value of the Company and its Subsidiaries at such time.

Investments made after the date hereof of the type described in Sections (j), (k), (l) and (n) immediately preceding shall at no time exceed in the aggregate at any one time outstanding 25% of the Total Asset Value of the Company and its Subsidiaries at such time.  In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

10.3.    Mergers, Consolidations and Sales.

The Company will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) any of its Property (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so; provided, however, that the Company may merge or consolidate with another Person, including a Subsidiary, if (A) the Company is the surviving corporation, (B) the Company will be in pro forma compliance with all provisions of this Agreement upon and after such merger or consolidation, and (C) the Company will not engage in any material line of business substantially different from that engaged in on the date hereof and; provided further, that so long as no Default or Event of Default exists this Section shall not apply to nor operate to prevent:

(a)       the sale, transfer, lease or other disposition of Property of the Company and its Subsidiaries to one another;

(b)       the merger of any Subsidiary with and into the Company or any other Subsidiary, provided that, in the case of any merger involving the Company, the Company is the corporation surviving the merger;

(c)       the sale, transfer or other disposition of (i) any tangible personal property that, in the reasonable business judgment of the Company or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business, or (ii) for the avoidance of doubt, capital stock of the Company held by the Company as treasury stock; and

(d)       the sale, transfer, lease or other disposition of Property of the Company or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction); provided, that if such sale, transfer, lease or disposition during any Fiscal Quarter exceeds 2% of the Applicable Total Asset Value and together with any other sales, transfers, leases or dispositions made during such Fiscal Quarter in the aggregate exceed an amount equal to 10% of the Applicable Total Asset Value, then for such sales, transfers, leases or dispositions, the Company shall provide to the holders of Notes covenant calculations for the covenants contained in Section 10.9, showing that, after giving effect to such sales, transfers, leases or dispositions, the Company shall be in pro forma compliance with such covenants for the Fiscal Quarter then most recently ended for which financial statement have been provided hereunder.

10.4.    Maintenance of Subsidiaries.

The Company shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Guarantor; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to a collateral agent for the ratable benefit of the holders from time to time of the Notes, the Prudential Noteholders, the Lenders under (and as defined in) the Credit Agreement and other indebtedness (subject to compliance with Section 10.1), (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any assignment, sale or transfer of the shares of capital stock or other equity interests of a Subsidiary if the conveyance, transfer, lease or other disposition of all of the assets of such Subsidiary would be permitted by Sections 10.3(a), (b) or (d) above.

10.5.    No Burdensome Contracts With Affiliates.

The Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

10.6.    Change in the Nature of Business.

The Company will not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company and its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the date hereof.  As of the date hereof, the general nature of the business of the Company and its Subsidiaries is primarily the business of the acquisition, financing and ownership of Senior Housing Assets and other business activities incidental thereto.

10.7.    Use of Proceeds of Notes.

The Company will not use the credit extended under this Agreement for any purpose other than solely the purposes set forth in, or otherwise contemplated by, Section 5.14 hereof.

10.8.    No Restrictions.

Except as provided herein, the Company will not, nor will it permit any Subsidiary (except for bankruptcy remote subsidiaries established in connection with (i) any securitization or participation transaction or with any Permitted Lien, or (ii) any ownership of fee simple real estate Properties not exceeding $200,000,000 individually or in the aggregate) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary to:  (a)

pay dividends or make any other distributions on any Subsidiary’s capital stock or other equity interests owned by the Company or any other Subsidiary, (b) pay any indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, (d) transfer any of its Property to the Company or any other Subsidiary, provided however, that the foregoing does not impose any limitation on transfers of property that is subject to a Permitted Lien, or (e) guarantee the obligations evidenced by the Notes or under this Agreement and/or grant Liens on its assets to a collateral agent for the ratable benefit of the holders from time to time of the Notes, the Prudential Noteholders, the Lenders under (and as defined in) the Credit Agreement and other indebtedness as required by the Transaction Documents.

10.9.    Financial Covenants.

(a)       Maximum Total Indebtedness to Total Asset Value Ratio.  As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Total Indebtedness to Total Asset Value to be greater than 0.50 to 1.00.

(b)       Maximum Secured Debt to Total Asset Value Ratio.  As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Secured Debt to Total Asset Value to be greater than 0.35 to 1.00.

(c)       Maximum Unsecured Debt to Unencumbered Asset Pool Value.  As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Unsecured Debt of the Company and its Subsidiaries to Unencumbered Asset Pool Value to be greater than 0.60 to 1.00.

(d)       Minimum EBITDA to Fixed Charges Ratio.  As of the last day of each Rolling Period of the Company, the Company shall not permit the ratio of EBITDA for such Rolling Period to Fixed Charges for such Rolling Period to be less than 1.50 to 1.00.

(e)       Maximum Secured Recourse Debt to Total Asset Value Ratio.  As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Secured Recourse Debt to Total Asset Value to be greater than 0.10 to 1.00.

(f)        Maintenance of Tangible Net Worth.  The Company shall not permit at any time Tangible Net Worth to be less than the sum of (a) $385,000,000 plus (b) 80% of the aggregate net proceeds received by the Company or any of its Subsidiaries after May 5, 2011 in connection with any offering of capital stock or other equity interests of the Company or the Subsidiaries, but only to the extent that such net proceeds are not used to redeem existing capital stock or other equity interests of the Company or the Subsidiaries.

(g)       Maximum Floating Rate Debt as a Percentage of Total Asset Value.  On any date, the Company and its Subsidiaries shall not, on a consolidated basis, have outstanding Indebtedness for Borrowed Money that is neither at a fixed rate nor hedged pursuant to a derivative contract greater than 40% of Total Asset Value.

(h)       Minimum Eligible Property NOI to Interest Expense on Unsecured Debt Ratio.  As of the last day of each Rolling Period of the Company, the Company shall not permit the ratio of Eligible Property NOI for such Rolling Period to Interest Expense on Unsecured Debt for such Rolling Period to be less than 2.25 to 1.00.

10.10.  Terrorism Sanctions Regulations.

The Company will not and will not permit any Affiliated Entity to (a) become an OFAC Listed Person, or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person.

10.11.  Redemption of Stock, Etc.

The Company will not, and will not permit any Subsidiary to, (a) redeem, purchase or otherwise acquire, refinance or repay any preferred stock of the Company or any Subsidiary if an Event of Default exists at such time or immediately after giving effect thereto, or (b) redeem, purchase or otherwise acquire, refinance or repay any preferred stock of the Company or any Subsidiary with the proceeds from, or in exchange for, the issuance of capital stock which is mandatorily redeemable, preferred stock which is redeemable at the election of the holder thereof or preferred stock with respect to which any holder thereof has a put or similar right to require the Company or any Subsidiary to purchase, re-purchase or otherwise acquire such preferred stock.

11.                            EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)       the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)       the Company defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)       the Company defaults in the performance of or compliance with any term contained in Sections 9.5 (to the extent that Section 9.5 pertains to the maintenance and keeping in full force and effect of the Company’s existence), 9.8, 10.1, 10.2, 10.3, 10.4, 10.7, 10.8, 10.9 or 10.10 or any Financial Covenant that has been incorporated by reference pursuant to Section 9.10; or

(d)       any Credit Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11 (a), (b) and (c)) or in any collateral document or intercreditor agreement that hereafter may be entered into in connection with this Agreement or in any amendment or other modification agreement relating to any of the foregoing agreements described in this Section 11(d) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)       any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of any Credit Party in this Agreement or in any collateral document or intercreditor agreement that hereafter may be entered into in connection with this Agreement or in any amendment or other modification agreement relating to any of the foregoing agreements described in this Section 11(e) or in any certificate furnished in connection with the transactions contemplated hereby or thereby or in any notice required to be delivered pursuant hereto or thereto proves to have been false or incorrect in any material respect on the date as of which made; or

(f)        (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness for Borrowed Money that is outstanding beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness for Borrowed Money or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness for Borrowed Money has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness for Borrowed Money to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness for Borrowed Money to convert such Indebtedness for Borrowed Money into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness for Borrowed Money before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness for Borrowed Money; provided that the aggregate amount of all Indebtedness for Borrowed Money to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds 2% of the Applicable Total Asset Value; or

(g)       the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)       a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of the Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of the Subsidiaries, or any such petition shall be filed against the Company or any of the Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)        (a) a final judgment or judgments for the payment of money aggregating in excess of 2% of the Applicable Total Asset Value are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

(j)        if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 2% of the Applicable Total Asset Value, (iv) any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Credit Party or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Credit Party or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Credit Party or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)       there shall be a determination from the applicable Governmental Authority from which no appeal can be taken that the Company’s tax status as a REIT has been lost; or

(l)        any provision of any Transaction Document shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Credit Party party to it, or any such Credit Party shall so state in writing.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.                            REMEDIES ON DEFAULT, ETC.

12.1.    Acceleration.

(a)        If an Event of Default with respect to any Credit Party described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)        If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)        If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.                            REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more replacement Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such replacement Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such replacement Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.    Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)        in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon; provided, that in no event shall the Company be required to pay any interest or principal with respect to a replacement Note if such amounts have previously been paid with respect to the original Note.

14.                            PAYMENTS ON NOTES.

14.1.    Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction.  The holder of a Note may at any time, by notice to the Company, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a replacement Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.                            EXPENSES, ETC.

15.1.    Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Transaction Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, any Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and the other Transaction Documents, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.    Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Transaction Documents, and the termination of this Agreement.

16.                            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any of the other Transaction Documents shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Credit Party or any Subsidiary pursuant to this Agreement or any of the other Transaction Documents shall be deemed representations and warranties of such Credit Party or Subsidiary under this Agreement or such other Transaction Document.  Subject to the preceding sentence, this Agreement (including the Multiparty Guaranty), the Notes and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Credit Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

17.                            AMENDMENT AND WAIVER.

17.1.    Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 21, and (c) no amendment to Section 20 hereof shall be made without consent of the Guarantors affected thereby.

17.2.    Solicitation of Holders of Notes.

(a)        Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The

Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)        Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)        Consent in Contemplation of Transfer.  Any consent made pursuant to Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3.    Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Credit Party and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Credit Party or any of its Affiliates shall be deemed not to be outstanding.

18.                            NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address (or telecopy number) specified for such communications in Schedule A, or at such other address (or telecopy number) as such Purchaser or nominee shall have specified to the Company in writing,

(ii)        if to any other holder of any Note, to such holder at such address (or telecopy number) as such other holder shall have specified to the Company in writing, or

(iii)       if to any Credit Party, to such Credit Party care of the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.                            REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  Each of the Credit Parties agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit any Credit Party or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.                            MULTIPARTY GUARANTY.

The multiparty guaranty under this Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) is made jointly and severally by each of the Guarantors in favor of the Purchasers, and their respective successors, assigns and transferees (each of such Persons being referred to herein as a “Beneficiary” and collectively, as the “Beneficiaries”).

20.1.    Unconditional Guaranty.

(a)        Unconditional Guaranty.

Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all Guaranteed Obligations.  The term “Guaranteed Obligations” shall mean all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company, in the Company’s capacity as the issuer of Notes, to the Beneficiaries in connection with this Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of this Agreement, the Notes or the other Transaction Documents (it being understood that this term includes all principal, interest (including interest that accrues after the commencement by or against the Company of any action under bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect), the Make-Whole Amount, if any, premium or other prepayment consideration, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company, in the Company’s capacity as the issuer of Notes, under this Agreement, the Notes or the other Transaction Documents).

(b)        Reimbursement of Expenses.

Each Guarantor also agrees to pay upon demand all costs and expenses (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by any Beneficiary in enforcing any rights under this Multiparty Guaranty.

(c)        Guaranteed Obligations Unaffected.

No payment or payments made by any other Guarantor or other Credit Party, or by any other guarantor or other Person, or received or collected by any of the Beneficiaries from any other Guarantor or other Credit Party or from any other guarantor or other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 20.5 below, until the Guaranteed Obligations are indefeasibly paid in full.

(d)        Joint and Several Liability.

All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the holders of the Notes pursuant to Section 20.1(b), above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.

(e)        Enforcement of Guaranteed Obligations.

Upon the occurrence and during the continuance of an Event of Default, then and in any such event all of the Guaranteed Obligations shall automatically become due and payable (in the case of an Event of Default described in Section 11(g) or (h)) and all or any part of the Guaranteed Obligations may, at the option of (i) any holder of any Note (in the case of an Event of Default described in Section 11(a) or (b)), and (ii) the Required Holders (in the case of any Event of Default described in Section 11 other than those described in Section 11(g) or (h)) and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(f)         Tolling of Statute of Limitations.

Each Guarantor agrees that any payment, performance or other act that tolls any statute of limitations applicable to the obligations, liabilities and indebtedness of the Company owing to the Beneficiaries under this Agreement, the Notes or any of the other Transaction Documents shall also toll the statute of limitations applicable to such Guarantor’s liability under this Multiparty Guaranty to the extent permitted by law.

(g)        Rights of Contribution.

The Company and each Guarantor hereby agree that, to the extent that a Guarantor shall have paid an amount hereunder to any Beneficiary that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes, such paying Guarantor shall be entitled to contribution from the Company or any Guarantor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes, of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 20.1(g) shall be determined as of the date on which the related payment or distribution is made by the Guarantor seeking contribution, and each of the Company and the Guarantors acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 20.1(g) shall in no respect limit the obligations and liabilities of any Guarantor to the Beneficiaries hereunder or under any other Transaction Document, and each Guarantor shall remain liable for the full payment and performance guaranteed hereunder.  Any indebtedness or other obligations of the Company or a Guarantor now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all indebtedness or other obligations of the Company and the Guarantors to any or all of the Beneficiaries under the Notes, this Agreement or any other Transaction Document.

20.2.    Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in Section 20.1(g), any and all rights of contribution, reimbursement, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations have been indefeasibly paid in full (subject to Section 20.5 below).  If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Beneficiaries, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a percentage of the aggregate principal amount outstanding of Notes held by all the Beneficiaries at such time) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine.

20.3.    Amendments, Etc. with Respect to Guaranteed Obligations.

Each Guarantor shall remain obligated hereunder notwithstanding that:  (a) any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) this Multiparty Guaranty, the Guaranteed Obligations, or the liability of any other party upon or for any part of the Guaranteed Obligations, or any collateral security or guaranty therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary or such other party; (c) this Agreement, the Notes, the other Transaction Documents and any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part; or (d) any guaranty, collateral or right of setoff at any time held by any Person for the payment of any of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against any Guarantor, each Beneficiary may, but shall be under no obligation to, make a similar demand on any other Credit Party or any other Person, and any failure by such Beneficiary to make any such demand or to collect any payments from any other Credit Party or any other Person or any release of any such other Credit Party or Person shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Beneficiary against the Guarantors.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

20.4.    Guaranty Absolute and Unconditional; Termination.

(a)        Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Multiparty Guaranty or acceptance of this

Multiparty Guaranty.  This Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Multiparty Guaranty; and all dealings between any of the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Multiparty Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Credit Party or any other guarantor with respect to the Guaranteed Obligations.  Except as provided in Section 20.4(b), this Multiparty Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the provisions of this Agreement (other than the Multiparty Guaranty), the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Credit Parties against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance (other than payment or performance in full of the Guaranteed Obligations).  Each of the Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to such Guarantor.

When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Credit Party or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Credit Party or Person or any such guaranty or right of setoff, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors.  This Multiparty Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by payment or performance in full, upon the occurrence of which this Multiparty Guaranty shall, subject to Section 20.5 below, terminate.

(b)        Termination.  Each Guarantor shall be released and discharged automatically from its obligations under this Multiparty Guaranty provided that (i) such Guarantor concurrently is released and discharged from its obligations as a guarantor under the Credit Agreement, the Prudential Note Agreement and each other Principal Credit Facility, (ii) no Default or Event of Default exists or would exist after giving effect to such release and discharge, (iii) no remuneration (whether by way of supplemental or additional interest, fee or otherwise) or alternative credit support (whether by way of another guaranty, collateral security, a letter of credit or otherwise) is provided to any lender under the Credit Agreement, the Prudential Note Agreement or any other Principal Credit Facility as compensation for such release of such Guarantor under the Credit Agreement, the Prudential Note Agreement or such other Principal Credit Facility (provided that the foregoing shall not apply to facility fees, structuring fees, arrangement fees or similar up-front fees in connection with the extension or replacement of the Credit Agreement, the Prudential Note Agreement or any other Principal Credit Facility so long as the primary purpose of such fees is not compensation for the release of any Guarantor), and (iv) the Company has delivered an Officer’s Certificate certifying as to the conditions in each of the immediately preceding clauses (i), (ii) and (iii) and setting forth the date of effectiveness for such release and discharge.

20.5.    Reinstatement.

This Multiparty Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of their respective property or assets, or otherwise, all as though such payments had not been made.

20.6.    Payments.

Each Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries pursuant to this Agreement without setoff or counterclaim in immediately available funds at the location and in the currency or currencies specified by such Beneficiary pursuant to this Agreement.

20.7.    Bound by Other Provisions.

Each Guarantor agrees that it is bound by each covenant set forth in this Agreement and that it shall make each representation and warranty set forth in this Agreement, in each case to the extent the applicable provision pertains to a Subsidiary.

20.8.    Additional Guarantors.

The initial Guarantors shall be such Persons as are identified as “Guarantors” on the signature pages hereof.  From time to time subsequent to the date hereof, additional Persons that are Subsidiaries or other Affiliates of any Credit Party may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a Joinder to Multiparty Guaranty.

Upon delivery of any such Joinder to Multiparty Guaranty to each of the Beneficiaries, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto in such capacity as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Subsidiary of any Credit Party to become an Additional Guarantor hereunder.  This Multiparty Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

21.                            CONFIDENTIALITY.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

22.                            SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.                            MISCELLANEOUS.

23.1.    Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.    Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.    Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with

GAAP.  If, after the date of this Agreement, there shall occur any change in GAAP from that used in the preparation of the financial statements referred to in Section 7.1(b) hereof for the fiscal year ended December 31, 2011 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Holders may by notice to the holders of the Notes and the Company, respectively, require that the holders of the Notes and the Company negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made.  No delay by the Company or the Required Holders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.  Until any such covenant, standard, or term is amended in accordance with this Section 23.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.

23.4.    Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.    Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.7.    Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

23.8.    Jurisdiction and Process; Waiver of Jury Trial.

(a)       Each Credit Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement (including the Multiparty Guaranty) or the Notes.  To the fullest extent permitted by applicable law, each Credit Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       Each Credit Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each Credit Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)       Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Credit Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)       THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING THE MULTIPARTY GUARANTY), THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if an action or other proceeding is brought in the State of California and if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them concerning this Agreement (including the Multiparty Guaranty), the Notes, the other Transaction Documents and the matters contemplated hereby or thereby (each, a “Claim”), including any and all questions of law or fact relating thereto, shall be determined by judicial reference pursuant to the California Code of Civil Procedure (“Reference”).  The parties shall select a single neutral referee, who shall be a retired state or federal judge.  In the event that the parties cannot agree upon a referee, the referee shall be appointed by the court.  The referee shall report a statement of decision to the court.  Nothing in this paragraph shall limit the right of any party at any time to exercise any self-help remedies, foreclose against any collateral or obtain provisional remedies.  The Company shall bear the fees and expenses of the referee unless the referee orders otherwise.  The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company and the Guarantors.

Very truly yours,

THE COMPANY:
LTC PROPERTIES, INC.

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief Financial
Officer and Secretary

THE GUARANTORS:
FLORIDA-LTC, INC.
LTC GP I, INC.
LTC-GARDNER, INC.
LTC-GRIFFIN, INC.
LTC-JONESBORO, INC.

On behalf of each of the foregoing Guarantors:

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

On behalf of each of the foregoing Guarantors

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief Financial
Officer and Secretary

ALBUQUERQUE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Wendy Simpson
Name:	Wendy Simpson
Title:	Chief Executive Officer and President

By:	/s/ Pamela J. Shelley-Kessler
Name:	Pamela J. Shelley-Kessler
Title:	Chief Financial Officer and Treasurer

BEAUMONT REAL ESTATE INVESTMENTS, LP

By:	L-Tex GP, Inc., its General Partner

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

LTC PARTNERS IX, L.P.

By:	LTC GP VI, Inc., its General Partner

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

2

TEXAS-LTC LIMITED PARTNERSHIP

By:	L-Tex GP, Inc., its General Partner

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

TEXAS-LTC WOODRIDGE LIMITED PARTNERSHIP

By:	L-Tex GP, Inc., its General Partner

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

3

NORTH CAROLINA REAL ESTATE INVESTMENTS, LLC

By:	LTC-Dearfield, Inc., its Member

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

By:	LTC-Richmond, Inc., its Member

	By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	Chief Executive Officer and President

	By:	/s/ Pamela J. Shelley-Kessler
	Name:	Pamela J. Shelley-Kessler
	Title:	Executive Vice President, Chief
Financial Officer and Corporate
Secretary

4

This Agreement is hereby accepted and agreed to as of

the date thereof.

THE UNITED STATES LIFE INSURANCE COMPANY

IN THE CITY OF NEW YORK

LEXINGTON INSURANCE COMPANY

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

CHARTIS SPECIALTY INSURANCE COMPANY

By:	AIG Asset Management (U.S.) LLC, Investment Adviser

	By:	/s/ Peter DeFazio
	Name:	Peter DeFazio
	Title:	Managing Director

BANKERS LIFE AND CASUALTY COMPANY

WASHINGTON NATIONAL INSURANCE COMPANY

By:	40|86 Advisors, Inc. acting as Investment Advisor

	By:	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Vice President

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN

FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN

INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND

FINANCIAL SERVICES, INC.

AMERICAN REPUBLIC INSURANCE COMPANY

TRUSTMARK INSURANCE COMPANY

CATHOLIC UNITED FINANCIAL

EQUITABLE LIFE & CASUALTY INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

	By:	/s/ Robert G. Diedrich
	Name:	Robert G. Diedrich
	Title:	Vice President

5

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
Name in which to register Note(s)	APPLEFISH & CO.
Note Registration Number(s); Principal Amount(s)	R-1; $20,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

State Street Bank & Trust Company

ABA # 011-000-028

Account Name:  THE U.S. LIFE INS. CO. – FSA.;  Fund Number PAT6

Account Number:  1013-088-8

Ref. “Accompanying Information” below

Accompanying information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # for notices related to payments

The U.S. Life Ins. Co. – FSA (PAT6)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices to:

The U.S. Life Ins. Co. – FSA (PAT6)

c/o State Street Bank Corporation, Insurance Services

Fax:  (816) 871-5539

Schedule A-1

Purchaser Name	THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
Address / Fax # for all other notices

The U.S. Life Ins. Co. – FSA (PAT6)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

With a copy of compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Compliance

Email: Complianceprivateplacements@aig.com

With a copy to:

AIG Asset Management

101 Montgomery Street, Suite 2550

San Francisco, CA  94104

Attn:  Marcy Lyons and/or Griff Behncke

Email:  marcy.lyons@aig.com and/or griff.behncke@aig.com

Instructions re Delivery of Notes

DTC / New York Window

55 Water Street

New York, N.Y.  10041

Attention:  Robert Mendez for the account of State Street Bank

Account Name:  THE U.S. LIFE INS. CO. – FSA

Fund Number:  PA T6

Contact:  Brenda J. Sharp, Phone:  (816) 871-9154

Cc:  lavonia.kimani@aig.com and kirk.orr@aig.com.

Upon receipt of executed versions of the transmittal letter from the custodian, please forward a copy of the same to rachel.lewis@aig.com

Signature Block	THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
	By:	AIG Asset Management (U.S.) LLC, Investment Adviser

By:
Name: Title:
Tax identification number	13-5459480 (The United States Life Insurance Company in the City of New York) 04-3475133 (Applefish & Co.)

Schedule A-2

Purchaser Name	LEXINGTON INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-2; $15,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

The Bank of New York Mellon

ABA #:  021-000-018

Account Number:  GLA111566

For further Credit to: Lexington Insurance Co.;

Account No.  554916

Ref. “Accompanying Information” below

Accompanying information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # for notices related to payments

Lexington Insurance Company (554916)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices to:

Lexington Insurance Company (554916)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

Schedule A-3

Purchaser Name	LEXINGTON INSURANCE COMPANY
Address / Fax # for all other notices

Lexington Insurance Company (554916)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

With a copy of compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Compliance

Email: Complianceprivateplacements@aig.com

With a copy to:

AIG Asset Management

101 Montgomery Street, Suite 2550

San Francisco, CA  94104

Attn:  Marcy Lyons and/or Griff Behncke

Email:  marcy.lyons@aig.com and/or griff.behncke@aig.com

Instructions re Delivery of Notes

The Bank of New York Mellon

One Wall Street – 3rd Floor Window - A

New York, N.Y.  10286

Attention:  Sammy Yankanah, Phone:  (212) 635-7077

Ref:  Account Name:  Lexington Insurance Company; Account, Number:  554916

Cc:  lavonia.kimani@aig.com and kirk.orr@aig.com.

Upon receipt of executed versions of the transmittal letter from the custodian, please forward a copy of the same to rachel.lewis@aig.com

Signature Block	LEXINGTON INSURANCE COMPANY
	By:	AIG Asset Management (U.S.) LLC, as Investment Adviser

By:
Name: Title:
Tax identification number	25-1149494 (Lexington Insurance Company) 13-6062916 (Hare & Co.)

Schedule A-4

Purchaser Name	SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY
Name in which Notes are to be registered	HARE & CO.
Note registration number(s); principal amount(s)	R-3; $10,000,000
Payment on account of Note Method Account Information

Federal Funds Wire Transfer

The Bank of New York

ABA #: 021-000-018

ABA # GLA111566

For Further Credit to: SunAmerica Annuity & Life Assurance Co.; Account No.  113629

Ref. “Accompanying Information” below

Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address/Fax for Notices Relating to Payments

SunAmerica Annuity and Life Assurance Company (113629)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices to:

SunAmerica Annuity & Life Assurance Co. (113629)

c/o The Bank of New York

Attn: P & I Department

Fax: (718) 315-3076

Schedule A-5

Purchaser Name	SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY
Address/Fax for All Other Notices

SunAmerica Annuity & Life Assurance Co. (113629)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Portfolio Operations

Fax: (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

With a copy of compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements - Compliance

Email: Compliance-AIGGIG@aig.com

With a copy to:

AIG Asset Management

101 Montgomery Street, Suite 2550

San Francisco, CA 94104

Attn: Marcy Lyons and/or Griff Behncke

Email: marcy.lyons@aig.com and/or griff.behncke@aig.com

Instructions re: Delivery of Notes

The Bank of New York

One Wall Street – 3rd Floor Window - A

New York, N.Y. 10286

Attention: Sammy Yankanah, Phone: (212) 635-7077

Ref: Account Name: SunAmerica Annuity and Life Assurance Company
Account Number: 113629

Cc: lavonia.kimani@aig.com and kirk.orr@aig.com.

Upon receipt of executed versions of the transmittal letter from the custodian, please forward a copy of the same to rachel.lewis@aig.com

Signature Block Format	SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

	By:	AIG Asset Management (U.S.), LLC, investment adviser

By:
Name: Title:
Tax Identification Number	86-0198983 (SunAmerica Annuity and Life Assurance Company) 13-6062916 (Hare & Co.)

Schedule A-6

Purchaser Name	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-4; $10,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

The Bank of New York Mellon

ABA #:  021-000-018

Account # GLA111566

For Credit to: Variable Annuity Life Insurance Co.; Account No.  260735

Ref. “Accompanying Information” below

Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # For Notices Relating To Payments

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices to:

The Variable Annuity Life Insurance Company (260735)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

Schedule A-7

Purchaser Name	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
Address / Fax # For All Other Notices

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

With a copy of compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Compliance

Email: Complianceprivateplacements@aig.com

With a copy to:

AIG Asset Management

101 Montgomery Street, Suite 2550

San Francisco, CA  94104

Attn:  Marcy Lyons and/or Griff Behncke

Email:  marcy.lyons@aig.com and/or griff.behncke@aig.com

Instructions re Delivery of Notes

The Bank of New York Mellon

One Wall Street – 3rd Floor Window - A

New York, N.Y.  10286

Attention:  Sammy Yankanah, Phone:  (212) 635-7077

Ref:  Account Name:  The Variable Annuity Life Insurance Company

Account Number:  260735

Cc:  lavonia.kimani@aig.com and kirk.orr@aig.com.

Upon receipt of executed versions of the transmittal letter from the custodian, please forward a copy of the same to rachel.lewis@aig.com

Signature Block Format	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
	By:	AIG Asset Management (U.S.), LLC, investment adviser

By:
Name: Title:
Tax Identification Number	74-1625348(The Variable Annuity Life Insurance Company) 13-6062916 (Hare & Co.)

Schedule A-8

Purchaser Name	CHARTIS SPECIALTY INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-5; $5,000,000
Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer The Bank of New York Mellon ABA #: 021-000-018 Account # GLA111566 For Credit to: Chartis Specialty Insurance Co.; Account No. 554901 Ref. “Accompanying Information” below
Accompanying information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # for notices related to payments

Chartis Specialty Insurance Company (554901)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

Duplicate payment notices to:

Chartis Specialty Insurance Company (554901)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

Schedule A-9

Purchaser Name	CHARTIS SPECIALTY INSURANCE COMPANY
Address / Fax # for all other notices

Chartis Specialty Insurance Company (554901)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Portfolio Operations

Fax:  (713) 831-1072

or

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

With a copy of compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements - Compliance

Email: Complianceprivateplacements@aig.com

With a copy to:

AIG Asset Management

101 Montgomery Street, Suite 2550

San Francisco, CA  94104

Attn:  Marcy Lyons and/or Griff Behncke

Email:  marcy.lyons@aig.com and/or griff.behncke@aig.com

Instructions re Delivery of Notes

The Bank of New York Mellon

One Wall Street – 3rd Floor Window - A

New York, N.Y.  10286

Attention:  Sammy Yankanah, Phone:  (212) 635-7077

Ref:  Account Name:  Chartis Specialty Insurance Co.

Account Number:  554901

Cc:  lavonia.kimani@aig.com and kirk.orr@aig.com.

Upon receipt of executed versions of the transmittal letter from the custodian, please forward a copy of the same to rachel.lewis@aig.com

Signature Block	CHARTIS SPECIALTY INSURANCE COMPANY
	By:	AIG Asset Management (U.S.), LLC, investment adviser
By:
Name: Title:
Tax identification number	02-0309086(Chartis Specialty Insurance Company) 13-6062916 (Hare & Co.)

Schedule A-10

Purchaser Name	BANKERS LIFE AND CASUALTY COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-6; $10,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

The Bank of New York

ABA#:  021000018

BNF:  IOC566

Attn:  P&I Department (Purisima Teylan)

Ref:  Bankers Life and Casualty Company, A/C# 0000014814

Further Ref:  (See “Accompanying information” below)

Accompanying information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # for notices related to payments	John K. Nasser Manager, Investment Operations 40|86 Advisors, Inc. 535 N. College Drive Carmel, IN 46032 Tel: 317-817-6069 Fax: 317-817-2589
Address / Fax # for all other notices	Timothy L. Powell Vice President 40|86 Advisors, Inc. 535 N. College Drive Carmel, IN 46032 Tel: 317-817-3633 Fax: 317-817-2589
Instructions re Delivery of Notes	The Bank of New York One Wall Street, 3rd Floor Window A New York, NY 10286 Attn: Michael Visone (212-635-1262) FAO: Bankers Life and Cas.; a/c# 014814; $10mm Note
Signature Block	BANKERS LIFE AND CASUALTY COMPANY
By: 40|86 Advisors, Inc. acting as Investment Advisor

By:
Name: Timothy L. Powell Title: Vice President
Tax identification number	36-0770740

Schedule A-11

Purchaser Name	WASHINGTON NATIONAL INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-7; $5,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

The Bank of New York

ABA#:  021000018

BNF:  IOC566

Attn:  P&I Department (Purisima Teylan)

Ref:  Washington National Insurance Co., A/C# 0000379363

Further Ref:  (See “Accompanying information” below)

Accompanying information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Fax # for notices related to payments	John K. Nasser Manager, Investment Operations 40|86 Advisors, Inc. 535 N. College Drive Carmel, IN 46032 Tel: 317-817-6069 Fax: 317-817-2589
Address / Fax # for all other notices	Timothy L. Powell Vice President 40|86 Advisors, Inc. 535 N. College Drive Carmel, IN 46032 Tel: 317-817-3633 Fax: 317-817-2589
Instructions re Delivery of Notes	The Bank of New York One Wall Street, 3rd Floor Window A New York, NY 10286 Attn: Michael Visone (212-635-1262) FAO: Washington National Ins.; a/c# 379363; $5mm Note
Signature Block	WASHINGTON NATIONAL INSURANCE COMPANY
By: 40|86 Advisors, Inc. acting as Investment Advisor

By:
Name: Timothy L. Powell Title: Vice President
Tax identification number	36-1933760

Schedule A-12

Purchaser Name	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
Note Registration Number(s); Principal Amount(s)	R-8; $4,000,000
Payment on account of Note(s) Method Account Information	To be provided to the Company prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	38-6056370

Schedule A-13

Purchaser Name	FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN
Note Registration Number(s); Principal Amount(s)	R-9; $1,000,000
Payment on account of Note(s) Method Account Information	To be provided to the Company prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau General Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	FARM BUREAU General INSURANCE COMPANY OF MICHIGAN
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	38-6056228

Schedule A-14

Purchaser Name	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
Note Registration Number(s); Principal Amount(s)	R-10; $1,000,000
Payment on account of Note(s) Method Account Information	To be provided to the Company prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau Mutual Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax identification number	38-1316179

Schedule A-15

Purchaser Name	INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC.
Name in which to register Note(s)	HARE & CO.
Note Registration Number(s); Principal Amount(s)	R-11; $1,500,000
Payment on account of Note(s) Method Account Information	To be provided to the Company prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Industrial Alliance Pacific Insurance and Financial Services, Inc.

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC.
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	74-6036463

Schedule A-16

Purchaser Name	AMERICAN REPUBLIC INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK N.A. AS CUSTODIAN FOR AMERICAN REPUBLIC INSURANCE COMPANY
Note Registration Number(s); Principal Amount(s)	R-12; $1,000,000
Payment on account of Note(s) Method Account Information	To be provided to the Company prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:		LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

American Republic Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	AMERICAN REPUBLIC INSURANCE COMPANY
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	42-0113630

Schedule A-17

Purchaser Name	TRUSTMARK INSURANCE COMPANY
Name in which to register Note(s)	ELL & CO.
Note Registration Number(s); Principal Amount(s)	R-13; $1,000,000
Payment on account of Note(s) Method Account Information	To be provided prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:		LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Trustmark Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	TRUSTMARK INSURANCE COMPANY
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	36-0792925

Schedule A-18

Purchaser Name	CATHOLIC UNITED FINANCIAL
Name in which to register Note(s)	WELLS FARGO BANK N.A. FBO CATHOLIC UNITED FINANCIAL
Note Registration Number(s); Principal Amount(s)	R-14; $1,000,000
Payment on account of Note(s) Method Account Information	To be provided prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:		LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Catholic United Financial

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	CATHOLIC UNITED FINANCIAL
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	41-0182070

Schedule A-19

Purchaser Name	EQUITABLE LIFE & CASUALTY INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK N.A. AS CUSTODIAN FOR EQUITABLE LIFE & CASUALTY INSURANCE COMPANY
Note Registration Number(s); Principal Amount(s)	R-15; $300,000
Payment on account of Note(s) Method Account Information	To be provided prior to closing
Accompanying Information	Name of Company: Description of Security: PPN:	LTC PROPERTIES, INC. 5.03% Senior Notes due July 19, 2024 502175 B*2
Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made:
Address / Email for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Equitable Life & Casualty Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN  55101

Attn:  Client Administrator

Instructions re: delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing
Form signature block	EQUITABLE LIFE & CASUALTY INSURANCE COMPANY
	By:	Advantus Capital Management, Inc.

By:
Name: Title:
Tax Identification Number	87-0129771

Schedule A-20

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Guarantor” is defined in Section 20.8.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Affiliated Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, by a first Person of the power to direct or cause the direction of the management and policies of a second Person (with such second Person being a “Controlled” Person), whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in Section 17.3.

“ALFs” means assisted living facilities.

“Applicable Total Asset Value” means, at any time of determination thereof, the Total Asset Value at such time as determined based on the most recent financial statements delivered pursuant to Section 7.1(b) (or, if no financial statements have yet been delivered pursuant to Section 7.1(b) at such time, the most recent audited financial statements of the Company and its Subsidiaries referenced in Schedule 5.5).

“Assets Under Development” means any real property under construction other than Redevelopment Assets.

“Bank Facility” means the credit facility or facilities from time to time provided in connection with the Credit Agreement.

“Beneficiaries” is defined in Section 20.

“Blocked Person” is defined in Section 5.16.

“Business Day” means any day other than a Saturday, a Sunday or a day on which

Schedule B-1

commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalization Rate” means 8.25% for ALFs, or 10% for SNFs.  The Capitalization Rates for continuum of care facilities will be 9% for facilities where <50% of beds are classified as SNF beds, and shall otherwise be 10%.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding capital stock or other equity interests of the Company on a fully-diluted basis, (b) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money in excess of 2% of the Applicable Total Asset Value shall occur, or (c) during any twelve (12) month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Credit Agreement” means that certain Credit Agreement, dated as of April 18, 2011, by and among the Company, the Guarantors, the Lenders named therein and from time to time party thereto and the other parties from time to time party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Credit Parties” means the Company and the Guarantors.

Schedule B-2

“Debt Service” means, for any Fiscal Quarter, the sum of (a) Interest Expense and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Secured Debt (exclusive of any balloon payments or prepayments of principal on Secured Debt) less amortized principal payments received on the Company’s and its Subsidiaries’ mortgage loans receivable (exclusive of any balloon payments or prepayments of principal received on the Company’s and its Subsidiaries’ mortgage loans receivable).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” and “$” means lawful currency of the United States of America.

“EBITDA” means, for any period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, the sum of net income (or loss) plus, to the extent deducted in the calculation thereof:  (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary, unrealized or nonrecurring losses, including impairment charges and reserves, minus, to the extent included in the calculation thereof:  (v) funds received by the Company or a Subsidiary as rent but which are reserved for capital expenses; (vi) unrealized gains on the sale of assets; and, (vii) income tax benefits.

“Eligible Line of Business” means any business engaged in as of the date of this Agreement by the Company or any of its Subsidiaries or any business reasonably related thereto.

“Eligible Property NOI” means, for any given period, the aggregate Property NOI attributable to the UAP Properties.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including

Schedule B-3

any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision, and including all defined terms used with respect thereto) similar in nature to the covenants set out in Section 10.9 of this Agreement or that otherwise provides for limitations on indebtedness or interest expense, or a minimum level of interest coverage, net worth or any other minimum or maximum metric of financial performance (however expressed and whether stated as a ratio or as a fixed threshold or otherwise).

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“Fixed Charges” means, for any Fiscal Quarter, Debt Service for such quarter, plus Preferred Dividends for such quarter, plus $400 per bed for any Property on which the Lease of such Property does not require the tenant to pay for all capital expenditures.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, that (except with respect to SEC filings referenced in Section 7.1(a) and (b)) “GAAP” shall exclude the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any successor or similar provision to the extent it relates to “fair value” accounting for liabilities.

“Governmental Authority” means

(a)        the government of

(i)          the United States of America or any state or other political subdivision thereof, or

Schedule B-4

(ii)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)        any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranteed Obligations” is defined in Section 20.1(a).

“Guarantors” means the Persons from time to time party hereto and obligated under the Multiparty Guaranty, including (i) the Persons signatory hereto and identified on the signature pages hereto as “Guarantors”, and (ii) each other Person which from time to time hereafter executes and delivers a Joinder to Multiparty Guaranty pursuant to the requirements of Section 9.8; as any of the foregoing Persons in clauses (i) and (ii) from time to time may be released and discharged from its obligations under the Multiparty Guaranty pursuant to the provisions of Section 20.4.

“Guaranty” shall mean, with respect to any Person, any direct or indirect obligation or liability, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness for Borrowed Money, lease, dividend or other obligation payable or performable by another Person in any manner, including, without limitation, any obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or obligated, and including, without limitation, any obligation of such Person (contingent or otherwise, direct or indirect) to:  (i) maintain working capital, equity capital, the solvency or any balance sheet condition or other financial condition or liquidity or level of income or cash flow of another Person in any manner; (ii) to purchase the obligations of or equity interests in another Person from the holders of such obligations or interests; (iii) to purchase or lease property, securities or services or supply or advance any funds, goods or services to or on behalf of another Person in any manner; (iv) to guarantee (a) the completion of any work or any other schedule or deliverable obligations or requirements of another Person in any manner, (b) the quality of any construction work, means or methods of another Person in any manner, (c) any warranty or indemnity obligations of another Person in any manner, or (d) any other payment, performance or contractual obligations of another Person in any manner; or (v) purchase or otherwise pay (or advance or supply funds for the purchase or payment of) any Indebtedness for Borrowed Money or other obligation of another Person or to purchase or otherwise make payment for (or advance or supply funds for the purchase or payment for) any products, materials, supplies or other property, or for any transportation or services, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.  Guaranties shall include obligations of partnerships and joint ventures of which such Person is a general partner or co-venturer that are not expressly non-recourse to such Person.  In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

Schedule B-5

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof), and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

“include” or “including” means, unless the context clearly requires otherwise, “including without limitation.”

“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and contingent liabilities related to potential earn-out payments which do not meet the balance sheet recognition requirements of Accounting Standards Codification No. 450 – Contingencies), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, and (f) all obligations of the sort described in the foregoing clauses with respect to which such Person has become liable by way of a Guaranty.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for any period of determination, the interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of the Company and its Subsidiaries on a consolidated basis for such period.  Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off such fees relating to the early retirement of such related Indebtedness for Borrowed Money, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Joinder to Multiparty Guaranty” means a joinder agreement entered into by an Additional Guarantor in substantially the form of Exhibit 20.8.

Schedule B-6

“Lease” means any lease, tenancy agreement, contract or other agreement for the use or occupancy of a Property or any portion thereof.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Credit Parties taken as a whole.

“Material Adverse Effect” means a material and adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Guarantor to perform its obligations under the Transaction Documents to which it is a party, or (c) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the holders of Notes thereunder; provided, however, that the sale of assets of one or more Guarantors in accordance with the terms of this Agreement shall not be deemed in and of itself to cause a Material Adverse Effect absent the presence of the factors set forth above.

“Material Subsidiary” means each Subsidiary that owns a Property included in the Unencumbered Asset Pool.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiparty Guaranty” is defined in Section 20.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“OFAC Listed Person” is defined in Section 5.16.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in

Schedule B-7

ERISA or any successor thereto.

“Permitted Acquisition” means any investment or acquisition with respect to which all of the following conditions shall have been satisfied:

(a)        the investment or acquisition is with respect to real property or improvements on real property located in, or of a business with its primary operations in, the United States of America; and

(b)        the acquisition shall not be a Hostile Acquisition; and

(c)        the investment or acquisition is with respect to an asset or business associated with an Eligible Line of Business which may include but is not limited to sale/leaseback transactions, mortgage loans, lines of credit or other financings, etc.; and

(d)        if a new Subsidiary is formed or acquired as a result of or in connection with the investment or acquisition, the Company shall have complied with the requirements of Section 9.8 hereof (to the extent applicable) in connection therewith; and

(e)        after giving effect to the investment or acquisition, no Event of Default shall exist, including with respect to the financial covenants contained in Section 10.9 hereof, provided, further, that if such investment or acquisition, together with any other investments or acquisitions made during  such Fiscal Quarter have an aggregate cost exceeding 20% of the Total Asset Value of the Company and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1 hereof, then for such investment or acquisition, the Company shall provide to the holders of Notes which are Institutional Investors an executed certificate of a Senior Financial Officer showing the Company’s pro forma compliance with the covenants contained in Section 10.9 after giving effect to the proposed investment or acquisition, including giving effect in terms of additional asset value, liabilities incurred, if any, and additional revenues and expenses associated therewith which have been contemplated and have been projected into the expected operating results and financial position of the Company for the Fiscal Quarter in which the investment or acquisition occurs.

“Permitted Lien” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and

Schedule B-8

other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Company or any Subsidiary as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal; and (h) Liens on Properties not included in the Unencumbered Asset Pool.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Dividends” means any dividend paid (or payable), as the case may be, in cash on any preferred equity security issued by the Company.

“Principal Credit Facility” means any loan agreement, credit agreement, note purchase agreement or similar agreement under which credit facilities in the aggregate original principal or commitment amount of at least $50,000,000 are provided for.

“Property” or “Properties” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Property Expenses” means the costs (including, but not limited to, payroll, taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining any UAP Property which are the responsibility of the Company or the applicable Guarantor that are not paid directly by the tenant, but excluding depreciation, amortization, interest costs and maintenance capital expenditures to the extent such UAP Property is under a triple-net lease.

“Property Income” means cash rents (excluding, as an abundance of caution, non-cash straight-line rent) and other cash revenues received by the Company or a Guarantor in the ordinary course for any UAP Property, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of tenants’ obligations for rent.

“Property Net Operating Income” or “Property NOI” means, with respect to any property and for the four most recently ended Fiscal Quarters the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“Prudential Note Agreement” means that certain Amended and Restated Note Purchase

Schedule B-9

and Private Shelf Agreement, dated as of October 19, 2011, by and among the Company, the Guarantors, Prudential, and the other Prudential affiliates named therein or from time to time party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Prudential” means Prudential Investment Management, Inc., and its successors and assigns.

“Prudential Noteholders” means the holders from time to time of the notes issued from time to time under the Prudential Note Agreement.

“Purchaser” is defined in the  first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Redevelopment Assets” means any real estate under major redevelopment.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Required Holders” means, at any time, the holder or holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Credit Party, any Subsidiary or any of their respective Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any other Credit Party, as applicable, with responsibility for the administration of the relevant portion of this Agreement or any other Transaction Document.

“Rolling Period” means, as of any date, the four consecutive Fiscal Quarters ending on or immediately preceding such date.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

Schedule B-10

“Secured Debt” means, as of any given date, the aggregate principal amount of all Total Indebtedness outstanding at such date that is secured by a Lien.

“Secured Recourse Debt” means Secured Debt that is recourse for payment to the Company or its Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Senior Housing Assets” means any Properties on which the improvements consist only of one or more of the following:  (a) senior apartments; (b) independent living facilities; (c) congregate communities; (d) assisted living facilities; (e) nursing homes; (f) hospitals; and (g) other Properties primarily used for senior citizen residences or health care services, together with other improvements incidental thereto.

“Significant Lease” means, for any specified calendar year, any Lease under which the Company or one of its Subsidiaries is the lessor and which Lease provides for annual minimum cash rent payments of $2,000,000 or more during such calendar year (notwithstanding the amount of lease payments in prior or subsequent years).

“SNFs” means skilled nursing facilities.

“S&P” means Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business and any successor thereto.

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity security.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (i) of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company, or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (ii) the accounts of which would appear on the consolidated financial statements of such Person in accordance with

Schedule B-11

GAAP.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tangible Net Worth” means for each applicable period, total stockholders’ equity on the Company’s consolidated balance sheet as reported in its Form 10-K or 10-Q less all amounts appearing on the assets side of its consolidated balance sheet representing an intangible asset under GAAP.

“Total Asset Value” means the book value, without giving effect to depreciation, of all assets of the Company and its Subsidiaries at such time, less (a) the amount, if any, of any investments in any unconsolidated subsidiaries, joint ventures or other similar entities, and (b) all amounts appearing on the assets side of its consolidated balance sheet separately identifiable as intangible assets under GAAP.

“Total Indebtedness” means, as of any date of determination and without duplication, all Indebtedness for Borrowed Money of the Company and its Subsidiaries.

“Transaction Documents” means this Agreement (including the Multiparty Guaranty), the Notes, and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of any Credit Party related thereto.

“UAP Property” is defined in the definition of “Unencumbered Asset Pool.”

“Unencumbered Asset Pool” means, a pool of unencumbered Properties consisting of properties (each a “UAP Property” and collectively, the “UAP Properties”) owned by the Company or a Guarantor, and (i) listed on Schedule 5.24 on the date hereof or (ii) deemed to be listed on Schedule 5.24 after such properties’ designation by the Company as a UAP Property in writing to the holders of Notes in accordance with Section 9.9 hereof; that meet the following criteria:

(a)                               is real property 100% owned in fee simple by the Company and/or a Guarantor;

(b)                              is currently in service (not under development or non stabilized);

(c)                               is a Senior Housing Asset located in the United States;

(d)                              if such Property is owned by the Company, (i) neither the Company’s beneficial ownership interest in such Property nor the Property is subject to any Lien (other than Permitted Liens and Liens in favor of a collateral agent for the ratable benefit of the holders from time to time of the Notes, the Prudential Noteholders, the Lenders under (and as defined in) the Credit Agreement and other indebtedness (subject to compliance with Section 10.1)) or to any negative pledge other than the negative pledge set forth herein or in the Credit Agreement or the Prudential Note Agreement or agreement governing such other indebtedness and (ii) the Company has the unilateral right to (x) sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for indebtedness of the Company (other than

Schedule B-12

restrictions imposed by the negative pledge set forth herein or in the Credit Agreement or the Prudential Note Agreement or agreement governing such other indebtedness);

(e)        if such Property is owned by a Guarantor, (i) none of the Company’s beneficial ownership interest in such Guarantor or the Property is subject to any Lien (other than Permitted Liens and Liens in favor of a collateral agent for the ratable benefit of the holders from time to time of the Notes, the Prudential Noteholders, the Lenders under (and as defined in) the Credit Agreement and other indebtedness (subject to compliance with Section 10.1)) or to any negative pledge other than the negative pledge set forth herein or in the Credit Agreement or the Prudential Note Agreement or agreement governing such other indebtedness and (ii) the Guarantor has the unilateral right to (x) sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for indebtedness of the Company or such Guarantor (other than restrictions imposed by the negative pledge set forth herein or in the Credit Agreement or the Prudential Note Agreement or agreement governing such other indebtedness);

(f)         such Property, based on the Company’s or Guarantor’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; and

(g)        the lessee of such Property under its lease is not more than 60 days past due with respect to any monthly minimum rent payment obligations under such lease.

“Unencumbered Asset Pool Value” means an amount equal to the sum of:

(a)        for all UAP Properties owned for more than twelve (12) months prior to the date of determination, the quotient of (i) the Property NOI from such UAP Properties divided by (ii) the Capitalization Rate, plus

(b)        for all UAP Properties owned for twelve (12) months or less prior to the date of determination, the lesser of (i) the book value (as defined by GAAP) of any such UAP Property or (ii) the value of any such UAP Property as determined by the calculation in clause (a) above.

“Unsecured Debt” means, as of any date of determination, the aggregate principal amount of all Total Indebtedness outstanding at such date that is not Secured Debt.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Schedule B-13

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-14

EXHIBIT 1

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE REGISTRATION UNDER SAID ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.

LTC PROPERTIES, INC.

5.03% SENIOR NOTE DUE JULY 19, 2024

No. [ ]	[Date]
$[ ]	PPN: 502175 B*2

For Value Received, the undersigned, LTC PROPERTIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] Dollars (or so much thereof as shall not have been prepaid) on July 19, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.03% per annum from the date hereof, payable at maturity and semiannually, on the 19th day of January and July in each year, commencing with the January 19 or July 19 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.03% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 19, 2012 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the respective Purchasers named therein, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used

Exhibit 1-1

in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a replacement Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries and other Affiliates pursuant to the terms of the Multiparty Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

Very truly yours,

LTC PROPERTIES, INC.

By:
Name:
Title:

Exhibit 1-2

EXHIBIT 4.4(a)

[FORM OF OPINION OF SPECIAL COUNSEL

FOR THE CREDIT PARTIES]

Exhibit 4.4(a)

EXHIBIT 4.4(b)

[FORM OF OPINION OF SPECIAL MARYLAND

COUNSEL FOR THE CREDIT PARTIES]

Exhibit 4.4(b)

EXHIBIT 4.4(c)

[FORM OF OPINION OF SPECIAL TEXAS

COUNSEL FOR THE CREDIT PARTIES]

Exhibit 4.4(c)

EXHIBIT 4.4(d)

[FORM OF OPINION OF SPECIAL NEVADA

COUNSEL FOR THE CREDIT PARTIES]

Exhibit 4.4(d)

EXHIBIT 4.4(e)

[FORM OF OPINION OF SPECIAL NORTH CAROLINA

COUNSEL FOR THE CREDIT PARTIES]

Exhibit 4.4(e)

EXHIBIT 4.4(f)

[FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS]

Exhibit 4.4(f)

EXHIBIT 20.8

[FORM OF JOINDER TO MULTIPARTY GUARANTY]

JOINDER NO. [    ], dated as of [                ] (this “Joinder”), to the Multiparty Guaranty set forth as Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) to that certain Note Purchase Agreement, dated as of July 19, 2012 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), executed by LTC Properties, Inc. (the “Company”), the Guarantors party thereto, and the Purchasers party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

1.         Pursuant to the Multiparty Guaranty, certain obligations owing by the Company to the holders of Notes under the Note Purchase Agreement and evidenced by the Notes (together with their respective transferees, the “Beneficiaries”) are guaranteed by the Guarantors.

2.         The undersigned (the “Additional Guarantor”) is executing this Joinder in accordance with the requirements of Section 20.8 of the Multiparty Guaranty.

3.         The Additional Guarantor by its signature below becomes a Guarantor under the Multiparty Guaranty and the other provisions of the Note Purchase Agreement with the same force and effect as if originally named therein as a Guarantor and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Note Purchase Agreement applicable to it as a Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor set forth in Section 5 of the Note Purchase Agreement are true and correct on and as of the date hereof.  Each reference to a Guarantor in the Multiparty Guaranty and the other provisions of the Note Purchase Agreement shall be deemed to include the Additional Guarantor.  The Multiparty Guaranty and the other provisions of the Note Purchase Agreement are hereby incorporated herein by reference.

4.         The Additional Guarantor represents and warrants to the Beneficiaries that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.         This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually-signed original thereof.

6.         Except as expressly modified hereby, the Multiparty Guaranty and the other provisions of the Note Purchase Agreement shall remain in full force and effect.

7.         Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition

Exhibit 20.8-1

or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.         All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the Additional Guarantor has executed this Joinder by its duly authorized officer as of the day and year first above written.

[NAME], a [ ] [corporation]

By:

Name:

Title:

Address:	c/o LTC Properties, Inc.
2829 Townsgate Road Suite 350 Westlake Village, California 91361 Attn: Pamela Shelley-Kessler Chief Financial Officer and Executive Vice President Facsimile: (805) 981-8663

Exhibit 20.8-2